Exhibit 10.1

THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT,
WHICH HAVE BEEN REMOVED AND REPLACED WITH
AN ASTERISK, HAVE BEEN OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AN EXCHANGE
COMMISSION PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT UNDER RULE 405
PROMULGATED UNDER THE SECURITIES ACT OF 1933 AND
RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.






                                SUPPLY AGREEMENT

                                     between

               Cardiac Pacemakers, Inc. (d/b/a Boston Scientific)

                                       and

                                 Greatbatch Ltd.

                                   2007 - 2010


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                                TABLE OF CONTENTS

1.0    INTRODUCTION............................................................3

2.0    DEFINITIONS.............................................................4

3.0    CONTRACT TERM...........................................................6

4.0    FORECASTS, ORDERS AND SAFETY STOCK......................................7

5.0    PRICING.................................................................8

6.0    PRODUCT PURCHASE AND SALE...............................................9

7.0    DELIVERY...............................................................10

8.0    PRODUCT QUALITY AND INSPECTION.........................................10

9.0    INVOICES AND PAYMENT...................................................13

10.0   WARRANTY AND LIMITATION OF LIABILITY...................................13

11.0   PROCESS AND/OR DESIGN CHANGE...........................................17

12.0   BUSINESS REVIEWS AND CERTIFICATIONS....................................17

13.0   BUSINESS EXIT AND TERMINATION..........................................18

14.0   CONFIDENTIAL INFORMATION...............................................19

15.0   INTELLECTUAL PROPERTY..................................................21

16.0   FORCE MAJEURE..........................................................22

17.0   MISCELLANEOUS..........................................................24

EXHIBIT A - LOW AND MEDIUM RATE BATTERIES.....................................27

EXHIBIT B - HIGH RATE BATTERIES...............................................30

EXHIBIT C - WET TANTALUM CAPACITORS...........................................33

EXHIBIT D - CASE HALVES.......................................................37

EXHIBIT E - FILTERED FEEDTHROUGHS.............................................40

EXHIBIT F - BATTERY AND CAPACITOR PRICING ADJUSTMENTS FOR
 INCREASED COMMITMENT.........................................................41

EXHIBIT G - *.................................................................42

EXHIBIT H - BSC-DESIGNATED THIRD PARTY SUPPLIERS..............................44

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                          Supplier Partnering Agreement

THIS AGREEMENT is effective 01 July 2007 and is by and between GREATBATCH LTD., a New York corporation located at 9645 Wehrle Drive, Clarence, New York 14031 ("GB") and CARDIAC PACEMAKERS, INC., a Minnesota corporation and subsidiary of BOSTON SCIENTIFIC CORPORATION ("BSC"), located at 4100 Hamline Avenue North, St. Paul, Minnesota 55112-5798 ("BSC"). GB and BSC are also each referred to as a "Party" and collectively as the "Parties".

Whereas, BSC purchases certain Products for use in medical devices; and

Whereas, GB agrees to manufacture/provide and sell such Products to BSC and its Affiliates in accordance with, and subject to, BSC's specifications and other terms and conditions set forth in the Agreement.

Whereas, the Parties desire to continue and expand their relationship based on a philosophy of continuous improvement geared toward world-class benchmarks in quality, cost, inventory levels, delivery, technology and service.

NOW, THEREFORE, incorporating the above recitals and in consideration of the mutual covenants below, GB and BSC hereby agree as follows:

1.0  INTRODUCTION

     1.1 BSC and GB wish to enter into this Supplier Partnering Agreement. The Parties desire to terminate:

             1.1.1 The Battery Supply Agreement between Wilson Greatbatch Ltd. and Cardiac Pacemakers Inc. dba Guidant entered into April 10, 2003 including the 1st Amendment to Battery Supply Agreement entered into August 16, 2004 and the 2nd Amendment to Battery Supply Agreement entered into December 12, 2006;

             1.1.2 The Capacitor Supply Agreement between Wilson Greatbatch Technologies, Inc. and Guidant/CRM entered into September 15, 2001 as amended by the Wet Tantalum Capacitor 2005 Pricing Proposal dated November 4, 2004, the Supplement to Wet Tantalum Capacitor 04 November 2004 Pricing Proposal dated November 8, 2004, Wet Tantalum Capacitor Pricing Agreement dated April 6, 2005, and Amendment No. 1 to the Wet Tantalum Capacitor Pricing Agreement effective December 12, 2006;

             1.1.3 The * dated January 29, 2007, effective February 1, 2007 and later extended by a revised * dated April 16,2007; and

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               1.2  BSC and GB wish to continue the existing Filtered
                    Feedthrough Supply Agreement entered into February 10, 2005 as amended by the Fourth Amendment to Filtered Feedthrough Supply Agreement effective October 1, 2006 until such time as Parties can agree to the detail of Exhibit E of this Agreement or the expiration of the existing agreement.

               1.3 Any financial and other obligations owing by one Party to the other under the foregoing agreements, and any obligations therein with respect to warranty, limitation of liability, and confidentiality, will not be terminated by virtue of Article 1.1

2.0  DEFINITIONS

     2.1 As used in this Agreement, the following defined terms will have the meanings provided for in this Article 2.0:

     2.2  "Affiliate" means:

             2.2.1 any other entity/person of which the securities or other ownership interests representing 50% (fifty percent) or more of the equity or 50% (fifty percent) or more of the ordinary voting power or 50% (fifty percent) or more of the general partnership interests are, at the time of such determination, owned, controlled or held, directly or indirectly, by such entity/person; or

            2.2.2 any other entity/person, which at the time of such determination, is controlling, controlled by or under common control with, such entity/person.

             2.2.3 As used herein, the term "control," whether used as a noun or verb, refers to the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a entity/person, whether through the ownership of voting securities, by contract or otherwise.

     2.3 "Agreement" means this Agreement and all attached and incorporated Exhibits.

     2.4 "Batteries" means lithium iodine low rate batteries, lithium silver vanadium oxide high rate batteries, QMR/QHR silver vanadium oxide/carbon monofluoride batteries medium and high rate batteries, lithium ion batteries and other similar power sources.

     2.5 "Buyer-Managed Purchase Order" means BSC's purchase order for Products not managed via Kanban.

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     2.6  "Capacitors" means a capacitor for use in an Implantible Cardioverter
          Defibrillator ("ICD").

     2.7 "Case Half" means the drawn titanium, aluminum, and/or stainless steel enclosures used in medical devices, medical device components and similar or related products as listed on attached Exhibit D.

     2.8  "Confidential Information" is defined in Article 14.0.

     2.9 "Contract Year" means each calendar year during the Term, with the initial Contract Year being the portion of calendar year 2007 remaining after the Effective Date.

     2.10 "Effective Date" means 01 July 2007.

     2.11 "Feedthroughs (FT)" means a subassembly consisting of: (a) an outer electrically conductive member (usually referred to as a flange or ferrule), (b) an inner electrically conductive member or members (usually represented as a metallic wire or pin, or multiple wires or pins), and (c) a nonconductive material fused or brazed between the inner and outer members (usually a glass or ceramic material) such that they are electrically insulated and hermetically sealed as listed on attached Exhibit E.

     2.12 "Filtered Feedthrough (FFT)" means an assembly consisting of (a) Feedthrough and (b) feedthrough type capacitor composed of ground electrodes interleaved with conductive active electrodes, one for each active feedthrough pin as listed on attached Exhibit E.

     2.13 "Force Majeure" is defined in Article 16.0.

     2.14 "High Rate Battery" means a battery for use in an ICD.

     2.15 "Intellectual Property" means U.S. and foreign Patent Rights, trademarks, service marks and registrations thereof and applications therefore, copyrights and copyright registrations and applications, mask works and registrations thereof, know-how, trade secrets, inventions, discoveries, ideas, technology, data, information, processes, drawings, designs, licenses, computer programs and software, and technical information including but not limited to information embodied in material specifications, processing instructions, equipment specifications, product specifications, confidential data, electronic files, research notebooks, invention disclosures, research and development reports and the like related thereto, all amendments, modifications, and improvements to any of the foregoing. "Patent Rights" means in addition to the above items protectable under U.S. and foreign patent laws, all reissues, reexaminations, divisionals, continuations, substitutions, extensions, and applications with respect thereto.

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     2.16 "Kanban Purchase Order" means BSC Purchase Orders set-up for Products on an as needed basis.

     2.17 "Non-Recurring Engineering Charges (NRE)" means tooling, engineering and qualification testing costs associated with the development of Products by GB for BSC including but not limited to Products included in the Agreement in Exhibits A, B, C, D, and E.

     2.18 "Product" means Batteries, Capacitors, Case Halves, and Feedthroughs (including Filtered Feedthroughs) as listed on the attached Exhibits A, B, C, D, and E.

     2.19 "Purchase Order" means both Buyer-Managed Purchase Orders and Kanban Purchase Orders.

     2.20 "Qualification" means Product performance testing conducted according to an approved and controlled protocol to ensure that the Products meet Specifications. Products used to perform the Qualification must be manufactured using validated equipment and processes per GB procedures.

     2.21 "Qualified" means the Product has fully met the Specifications through Qualification.

     2.22 "Renewal Term" means a period of four (4) years.

     2.23 "Specifications" means with respect to Products listed on Exhibits A, B, C, D, and E the requirements and protocols developed by GB or provided to GB by BSC prior to the date of this Agreement, relative to the design, physical characteristics, function, performance, manufacture, packaging and quality of such Products.

     2.24 "WIP" or "Work In Process" means materials for the manufacture of a Product that is currently being processed in an operation, or inventory that has been processed through one operation and is awaiting another operation. WIP represents the value of materials, labor, and overhead that has been issued to manufacturing but has not yet produced a stockable item and may include finished products awaiting final inspection.

3.0  CONTRACT TERM

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     3.1  The Term of this Agreement commences on the Effective Date and ends on
          December 31, 2010 (the "Initial Term"). It may be extended pursuant to
          Article 3.2 or earlier terminated pursuant to Article 13.2. Pricing is set forth in Exhibits A, B, C, D, and E is in effect as of the Effective Date.

     3.2 The Term of this Agreement may be extended for one or more Renewal Terms (each a "Renewal Term"); provided that the Products and pricing for each Renewal Term will be subject to the mutual written agreement of the Parties reached no later than * prior to the last day of the Initial Term or then current Renewal Term (whichever is applicable).

     3.3 Parties agree to begin agreement review and negotiations at least * prior to the last day of the Initial Term or then current Renewal Term (whichever is applicable).

4.0  FORECASTS, ORDERS AND SAFETY STOCK

     4.1  Purchase Orders for Products and Forecasts

             4.1.1 By * of each Contract Year, BSC will provide GB with a non-binding forecast indicating BSC's forecasted purchases of Products from GB for the next *, which will include an identification of Products, and anticipated quantities and delivery dates.

             4.1.2 By * of each Contract Year, BSC will provide GB with a revised non-binding forecast and * for the following *. Greatbatch will acknowledge these Purchase Orders within * days or prior to BSC's holiday shutdown whichever comes first.

             4.1.3 All Purchase Orders will set forth at a minimum: (i) an identification of Products ordered, (ii) quantities ordered,
                    (iii) proposed delivery dates (Buyer-Managed Purchase Orders only), and (iv) shipping instructions.

             4.1.4 On or about the *, BSC will submit to GB in writing a rolling * forecast of anticipated needs. The first * of the
                    * rolling forecast will be considered binding and the last * of the * rolling forecast will be considered non-binding. Upon completion of * of a *, BSC will provide a non-binding
                    * forecast for the * in the subsequent forecast.

     4.2 Modification of Orders. The delivery dates and quantities within a Buyer-Managed Purchase Order by BSC cannot be modified or canceled within * of scheduled completion except upon the written mutual agreement of the Parties. Mutually agreed change orders will be subject to all provisions of this Agreement, whether or not the change order so states.

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     4.3  Notwithstanding the foregoing, BSC may in its sole discretion by written notice to GB cancel orders for and deliveries of any Products against Buyer-Managed Purchase Orders which are not shipped within * following the shipping date set forth in the applicable Greatbatch Purchase Order Acknowledgement and in the event of such cancellation by BSC, BSC may then make such appropriate adjustments to any outstanding orders and forecasts as it deems advisable in light of any shortfalls in supply which relate to such cancellation.

     4.4 Standard Lead Time. The standard lead time for production quantities of fully qualified Products is defined in the Exhibit appropriate to that Product. GB will use all commercially viable means to meet BSC's delivery requirements. GB will notify BSC, in writing, of any changes to these standard lead times.

     4.5 Safety Stock. GB agrees to maintain a minimum of * inventory as Safety Stock based on the most recent * submission. This Safety Stock is the amount of Product and components required to enable GB to process the Products to completion, ship to BSC within * of receipt of BSC Kanban release, and replenish Safety Stock Product. All Safety Stock requirements above the minimum level will be requested by the BSC buyer in the forecast for that particular Product and approved by GB in writing.

             4.5.1 Greatbatch will use best commercial effort to increase Safety Stock within * of said change in Safety Stock requirement.

             4.5.2 BSC and GB agree to work together to minimize inventory obsolescence costs for Products under Kanban Purchase Orders. BSC will be responsible for all finished goods inventory, WIP, Product-specific, non-returnable purchased material and any non-cancelable purchase orders outstanding with GB's suppliers necessary to sustain the Safety Stock levels provided for in this Article 4.5. GB will be responsible for billing BSC for obsolescence costs no later than three (3) months after written notification from BSC that a part is obsolete.

5.0  PRICING

     5.1 Pricing. The pricing for Products are set forth on Exhibits A, B, C, D, and E.

     5.2 Price Adjustments for Increased Commitment. For those Products priced in Exhibit B (High Rate Batteries) and Exhibit C (Wet Tantalum Capacitors), BSC may choose to increase business commitment to realize improved pricing from GB as outlined in those Exhibits and in Exhibit G.

     5.3  Price Adjustments for Significant Cost Impact.

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             5.3.1  The price for any Product may be adjusted up or down as of the * of each * during the Term of this Agreement, by mutual consent, if there is significant impact to GB's final cost to manufacture the Product as contemplated within the Product Exhibits. If GB determines that a price increase or decrease under this Article 5.3 is required or permissible, GB will deliver written notice to BSC setting forth the basis for such determination by * of each Contract Year.

             5.3.2 The price for any Product may be adjusted up or down in the event that a Product redesign results in a change in the cost of the Product.

             5.3.3 If Specification changes occur BSC and GB will work in good faith to minimize obsolescence costs.

                    5.3.3.1 *

                    5.3.3.2 *

                    5.3.3.3 *

6.0  PRODUCT PURCHASE AND SALE

     6.1 Manufacture and Supply. On and subject to the terms and conditions of this Agreement, during the Term: (a) GB will deliver and sell Products to BSC in the quantities ordered by BSC from time to time by delivery to GB of BSC's purchase order and delivery instructions and (b) BSC will purchase not less than the percentage of its requirements for each of the Products as set forth in the Exhibits to this Agreement pending the Food and Drug Administration's (FDA) approval and the market release of the finished ICD and/or pacemaker.

             6.1.1 BSC Tooling. Any tooling supplied by BSC to or purchased by BSC from GB is and remains the property of BSC. Clearly visible asset tags will be assigned and applied to all such tooling specifying Boston Scientific as the owner of that tooling. GB will (a) store and maintain all BSC tooling in good working condition, (b) insure it at full replacement value under an all-risk policy of property insurance endorsed to name BSC as an additional insured with respect to such tooling, and (c) not relocate said tooling without the express written permission of BSC. All direct charges for maintenance, repair or replacement after expiration of useful life of any BSC tooling by GB or any third party, other than that which may be caused by misuse of any tooling or breach hereof by GB, will be the sole financial responsibility of BSC. GB will use BSC tooling only in the manufacture of Products pursuant to this Agreement and will return said tooling without cost other than freight and packaging charges to BSC at any time upon the written request of BSC.

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             6.1.2  Subcontracting. GB is not permitted to subcontract or delegate any of its obligations under this Agreement without the prior written consent of BSC.

7.0  DELIVERY

     7.1 BSC will give GB written instructions as to the method of shipment and carrier, which GB must follow. If BSC does not give specific instructions, GB may select the method of shipment and the carrier for the respective purchase order, and GB will prepay transportation and similar charges upon shipment (which payments will be added to the invoice).

     7.2 Title to all Products conforming to BSC'S purchase order will pass, free and clear of all encumbrances, at the FOB shipping point, which is * . BSC will bear all risk of damage or loss to those items after delivery by GB to the carrier at the FOB shipping point, and BSC releases GB from any and all claims and liability with respect to any such in-transit damages or losses to those items. The acceptance of title of the items does not constitute acceptance as conforming to applicable Specifications.

     7.3 GB will ship Product under Buyer Managed Purchase Orders to BSC * of GB's Sales Order Acknowledgement commit date. GB will ship Product under Kanban Purchase Orders to BSC within * of GB's confirmation of Kanban release receipt. GB will acknowledge receipt of Kanban release in *.

     7.4 In the event of any shortage, damage or discrepancy in or to a shipment of Products, BSC will promptly notify GB of the shortage, damage or discrepancy. GB will promptly ship the quantities of any missing Products to remedy any such shortage.

     7.5 Failure to Ship. If GB fails for any reason, other than Force Majeure or breach of this Agreement by BSC, to ship to BSC sufficient quantities of Products meeting BSC's Purchase Orders and Forecasts within *, GB agrees to provide BSC with * the committed purchase requirement for that Product for the *. The remedies provided to BSC in Article 4.2 and 4.3 (order cancellation), in this Article 7.5 (reduction of volume commitments) and in Article 13.2 (termination) shall constitute BSC's sole remedies for any late shipments or failures to ship Product as provided for in this Agreement.

8.0  PRODUCT QUALITY AND INSPECTION

     8.1  Testing and Inspection.

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             8.1.1  GB will perform testing to ensure that all Products delivered to BSC meet all applicable Specifications. BSC inspection of incoming Products will rely upon GB testing and may consist of an examination of GB's testing documentation as well as independent testing by BSC.

             8.1.2 BSC will conduct any incoming inspection tests not later than * from the date of BSC'S receipt of the Products. Products not rejected by BSC by written notice to GB within such period will be deemed accepted.

                8.1.2.1 For Products shipped that fail to meet the Specifications, BSC will deliver to GB, as appropriate, a request for change to remedy the nonconformance of the shipped Products and/or future Products. GB will, upon receipt of BSC's documentation, ship promptly at GB's expense, replacement items of the Product that are in conformance with the Specifications.

                8.1.2.2 Prior to returning any Product to GB, BSC will first contact its GB customer service representative and obtain a Return Material Authorization (RMA) number. BSC will only return the items and quantities approved through the RMA.

     8.2 Manufacturing Location. Should GB wish to manufacture BSC Product at any other location other than the approved site, GB will provide written notice to BSC before the site change to allow for product qualification. GB agrees to provide BSC with transfer plans, site specifications, on-site inspection and audit opportunities and any reasonable documentation as requested by BSC to ensure GB's ability to continue production of acceptable Products that meet all Specifications. Should GB manufacturing move outside the U.S., BSC reserves the right to review and approve any additional charges that result from the move outside the U.S. The Parties acknowledge GB's Quality Performance Rating (as determined by BSC) and delivery performance as of the Effective Date as the desired performance to be achieved and maintained by GB. BSC is entering into this Agreement in reliance upon and conditioned on GB's quality and delivery ratings remaining consistent with the levels that exist as the Effective Date, regardless of the location at which Products are manufactured. BSC will qualify each Product before production components can be shipped to BSC and share in cost increases or decreases realized from such move.

     8.3 Quality Control. GB will follow strict quality control standards with respect to the production and transport of Products sold under this Agreement and consistent in all material respects with the standard of care and science applicable to the specified use of these Products and such requirements, policies, and procedures as provided for in Article
          8.4. BSC agrees to follow strict quality control standards with respect to the storage, preservation and use of Products purchased under this Agreement and consistent in all material respects with such guidelines as GB may from time to time deliver to BSC.

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8.4  Quality Management

        8.4.1 Quality Management System. GB has established and maintains a certified quality management system in accordance with ISO 9001-2000 or ISO 13485 and other relevant quality management standards and legal provisions applicable to its business (the "GBQMS"). GB represents and warrants that the actual production of the Products takes place under such GBQMS.

        8.4.2 Except to the extent in conflict with this Agreement, GB agrees to comply with the following quality assurance requirements, policies and procedures of BSC:

               8.4.2.1 *.

               If BSC determines that it is necessary or desirable to make changes to BSC's quality standards, BSC will so notify GB in writing. GB will work to comply with all updates and revisions to BSC's quality standards that GB agrees to in writing. The requirements specified in, or subsequently approved pursuant to this Article 8.4.2 are referred to herein as the "BSC Supplier Quality Requirements".

        8.4.3 Audits and Inspections. BSC will have reasonable access to the portion of GB's premises in which Products are manufactured for BSC, and its relevant documentation, during regular business hours in order to verify that the production and inspection of the Products occur in accordance with all relevant provisions of the GBQMS, BSC's Supplier Quality System Assessment, and in compliance with the Specifications. GB will also fully support and permit any inspection or audit by any conformity assessment body, which is legally entitled to inspect or audit BSC, as the legal manufacturer of a medical device (which includes a Product), and GB, as the manufacturer of such Product.

        8.4.4 Compliance Inspection. GB will inspect and test Products prior to delivery to BSC to ensure compliance with the Specifications and quality management standards per this Article 8.4.

        8.4.5 Traceability. In accordance with the GBQMS standards and internal GB procedures, traceability of critical or major components, processes, manufacturing and release inspection results will be maintained by GB, per GB documentation retention standards, for a minimum of ten years, to the level of the individual item of each Product identified by serial or lot number.

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        8.4.6  Compliance Notification. It is * responsibility to file required
               Medical Device Reports or Vigilance Reports to any legal authority for the medical devices which contain a Product in order to comply with the applicable laws and regulations.

        8.4.7 Survival. The provisions of this Article 8.4 will survive the termination of the Agreement.

8.5 Standard Forms Not Applicable. The terms and conditions of sale for Products sold by GB to BSC hereunder are exclusively set forth in this Agreement. The Parties expressly agree that none of the terms and conditions of any written or electronic standard or other preprinted forms used by either GB or BSC in executing the purchase and sale transactions contemplated by this Agreement (including, but not limited to, purchase orders, acknowledgements and acceptance forms, invoices, labels and shipping documents) which are inconsistent with, or in addition to, those contained in this Agreement will have any force or effect.

8.6 Continuous Improvement. The Parties recognize the need for continuous improvement driven changes focused on quality improvement and cost reduction. BSC and GB agree to work together to ensure such changes are reviewed and approved. Pricing in this Agreement is based on GB's ability to execute these changes in *.

9.0  INVOICES AND PAYMENT

     9.1 Payment Terms. Payment terms are net * from date of receipt of invoice and terms are * or the location of such other * the Product ("FCA" per INCOTERMS 2000). Remittances are to be made per the following:

                  Please direct all Wire Transfer Payments to:
                                 Account Name: *
                                Account Number: *
                                     ABA: *
                                  Bank Name: *
                            Swift Code (if needed): *

     9.2 U.S. Funds. All amounts referenced in or to be paid under this Agreement will be in U.S. funds.

10.0 WARRANTY AND LIMITATION OF LIABILITY

     10.1 Warranty. GB warrants to BSC that Products sold by GB to BSC under this Agreement are in conformance with applicable Specifications, are manufactured in accordance with the GBQMS as described in Article
          8.4.1 and are free from defects in material and workmanship at the time of delivery of said Products.

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     10.2 Limited Warranty. THE WARRANTIES SET FORTH ABOVE ARE IN LIEU OF ALL
          OTHER WARRANTIES, EXPRESS OR IMPLIED, WHICH ARE HEREBY DISCLAIMED AND EXCLUDED BY GB, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, OR OF FITNESS FOR A PARTICULAR PURPOSE OR USE.


     10.3 Remedies for Breach of Warranty. In the event that any Product manufactured or sold by GB to BSC under this Agreement fails to comply with the limited warranty provided for in this Article 10.0 and BSC delivers notice of such noncompliance to GB, within * of the delivery of that Product to BSC, GB will, upon substantiation that the Product has been stored, preserved and used in accordance with Article 8.3, correct such failure by *. GB agrees that it will promptly inform BSC in writing of any actual or potential problems of which GB becomes aware relating to the performance or safety of any Product design manufactured for BSC relative to the Specifications for such design.

     10.4 LIMITATION OF LIABILITY. *, IN THE MANNER PROVIDED ABOVE, CONSTITUTES THE FULL EXTENT OF GB'S LIABILITY TO BSC WITH RESPECT TO PRODUCTS SOLD HEREUNDER. IN NO EVENT WILL GB BE LIABLE UNDER THIS AGREEMENT FOR INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF SALES, PROFITS OR REVENUES OR COSTS OF ANY PARTIAL OR TOTAL RECALL OF DEVICES IN WHICH PRODUCTS MAY HAVE BEEN INCORPORATED, AND IN NO EVENT WILL GB BE LIABLE *, WHETHER A RESULT OF BREACH OF WARRANTY OR BREACH OF CONTRACT. THE PROVISIONS OF THIS
          ARTICLE 10.4 WILL SURVIVE THE EXPIRATION OR TERMINATION OF THIS AGREEMENT.

     10.5 Third Parties. BSC hereby agrees to indemnify, defend and hold GB, its Affiliates and each of their officers, directors and employees harmless from any damage, costs or liabilities, including, without limitation, any reasonable costs or legal fees thereby incurred by GB and payable to Third Parties (collectively, "damages") arising out of any claim to the extent that such claim arises from or results from the marketing, distribution or sale of medical devices by BSC *. Such indemnification will include, without limitation, damages resulting from:

          10.5.1 *

          10.5.2 *

          10.5.3 *
          unless the damage is *.

          GB is responsible to complete incoming inspection requirements.

          BSC's obligation under this Article 10.5 is subject to the following conditions: GB must give BSC prompt written notification of any such claim so as not to prejudice BSC's performance, and GB must cooperate in the defense of such claim at BSC's expense. Further, GB agrees that BSC has sole control over the defense or settlement of any such claim, action or proceedings, including, but not limited to, the right to select defense counsel. GB and its officers, directors, employees, agents, or contractors will not enter into any agreement with respect to such claim, action or proceeding for which indemnification is or may be sought without receipt of BSC's prior written approval. GB will have the right to retain separate counsel at its sole expense. Such separate counsel will function solely to advise GB and will have no right to control the defense of any lawsuit or to effect any settlement, other than at GB's sole expense.

10.6 Product Liability Insurance.

       10.6.1 GB has and will maintain product liability insurance in such amounts as ordinary good business practice for its type of business would make advisable and will provide BSC with evidence of this coverage; provided, however, that in no case will the limits of such coverage be less than the following (but subject to any deductible or self-insured retention (SIR) which will not exceed *):

                       Bodily Injury:     *  Each Occurrence
                                          *  General Aggregate

                       Property Damage:   *  Each Occurrence
                                          *  General Aggregate

               10.6.1.1 GB will provide BSC with an insurance certificate * specifying the amounts stated in this Article 10.6.1 including the SIR.

       10.6.2 BSC has and will maintain product liability insurance in such amounts as ordinary good business practice for its type of business would make advisable and will provide GB with evidence of this coverage; provided, however, that in no case will the limits of such coverage be less than the following (but subject to any deductible or self-insured retention (SIR) which will not exceed *):

                       Bodily Injury:     *  Each Occurrence
                                          *  General Aggregate

                       Property Damage:   *  Each Occurrence
                                          *  General Aggregate

               10.6.2.1 BSC will provide GB with an insurance certificate * specifying the amounts stated in this Article 10.6.2 including the SIR.

10.7 Indemnification

       10.7.1 Indemnification by BSC. BSC hereby agrees to indemnify, defend and hold GB, its Affiliates and each of their officers, directors and employees harmless from any damage, costs or liabilities, including, without limitation, any reasonable costs or legal fees thereby incurred by GB and payable to third parties (collectively, "damages") arising out of any claim to the extent that such claim arises from or results out of the marketing, distribution or sale of medical devices by BSC which contain a Product, including, without limitation:

               10.7.1.1 *

               10.7.1.2 *

               unless the damage is *

       10.7.2  BSC's Indemnification Procedure. BSC's obligation under Article
               10.7.1 is subject to the following conditions: GB must give BSC prompt written notification of any such claim so as not to prejudice BSC's performance, and GB must cooperate in the defense of such claim at BSC's expense. Further, GB agrees that BSC has sole control over the defense or settlement of any such claim, action or proceedings, including, but not limited to, the right to select defense counsel. GB and its officers, directors, employees, agents, or contractors will not enter into any agreement with respect to such claim, action or proceeding for which indemnification is or may be sought without receipt of BSC's prior written approval. GB will have the right to retain separate counsel at its sole expense. Such separate counsel will function solely to advise GB and will have no right to control the defense of any lawsuit or to effect any settlement, other than at GB's sole expense.

       10.7.3 Indemnification by GB. GB hereby agrees to indemnify, defend and hold BSC, its Affiliates and each of their officers, directors and employees harmless from any damage, costs or liabilities, including, without limitation, any reasonable costs or legal fees thereby incurred by BSC and payable to third parties (collectively, "damages") arising out of any claim to the extent that such claim arises from or results out of: (a) personal injury or death resulting from the use of the Product and caused by GB's negligence or willful misconduct; and (b) personal injury or death resulting from alleged defects of the Product caused by GB's negligence or willful misconduct.

       10.7.4  GB's Indemnification Procedure. GB's obligation under Article
               10.7.3 is subject to the following conditions: BSC must give GB prompt written notification of any such claim so as not to prejudice GB's performance, and BSC must cooperate in the defense of such claim at GB's expense. Further, BSC agrees that GB has sole control over the defense or settlement of any such claim, action or proceedings, including, but not limited to, the right to select defense counsel. BSC and its officers, directors, employees, agents, or contractors will not enter into any agreement with respect to such claim, action or proceeding for which indemnification is or may be sought without receipt of GB's prior written approval. BSC will have the right to retain separate counsel at its sole expense. Such separate counsel will function solely to advise BSC and will have no right to control the defense of any lawsuit or to effect any settlement, other than at BSC's sole expense.

11.0 PROCESS AND/OR DESIGN CHANGE

     11.1 Specifications. All Products supplied by GB to BSC will be in accordance with the Specifications and supplied after GB Qualification thereof. Any changes to Specifications for Products to be sold under this Agreement will be agreed upon by both Parties in writing.

            11.1.1 If GB determines that it is necessary or desirable to make any change in process, material or design affecting the form, fit, function, or performance of any Product, GB will immediately notify BSC in writing. GB will not implement any such change without BSC'S prior consent.

            11.1.2 If BSC determines that it is necessary or desirable to make any change to the Specification(s) for a Product, then BSC will so notify GB in writing. GB will respond identifying
                    (a) GB's suggestions, if any, for modifying BSC's proposed Specification change; (b) the lead time necessary to implement such change; and (c) the amount and nature of any price change, if any, estimated to result from implementing such change. The Parties agree to negotiate in good faith with respect to an adjustment to the Specifications and pricing set forth in the pricing tables of the Agreement.

12.0 BUSINESS REVIEWS AND CERTIFICATIONS

       12.1 * Business Review. The Parties agree to meet on a * basis for purposes of a * Business Review focused on *. Meetings will be coordinated by BSC's Commodity Manager and GB's Global Account Manager. Agenda items should include:

               o A review of GB's performance in meeting BSC's quality and delivery requirements

               o    Ongoing * projects

               o    *.

               o Review of options to improve * as well as and opportunities to * through *.

               *    both Parties should be in attendance.

       12.2 *:

               12.2.1 *.

               12.2.2 *.

               12.2.3 *.

               12.2.4 *

       12.3 BSC will send a letter to GB on *, certifying BSC's compliance with the terms and conditions of this Agreement during the prior Contract Year, including the Purchase Requirements specified in Exhibits A, B, C, D, and E.

13.0 BUSINESS EXIT AND TERMINATION

     13.1 GB must give BSC * written notice of any intent to discontinue supply of any Product to BSC ("Article 13.0 Notice"), but GB will not be bound after the expiration of this Agreement to the pricing set forth in Article 5.0. If GB so informs BSC of its intent to discontinue, BSC has the right to make a last order, * prior to the date of discontinuation as set forth by GB in the Article 13.0 Notice, which will be fulfilled by GB provided that (a) units of Product covered by the last order for any Product, not exceed * the number of units of such Product delivered to BSC in the * immediately preceding the date of such Article 13.0 Notice; and (b) GB will deliver Product in accordance with a reasonable production and delivery schedule, but in any event the full order will be completed prior to the date of discontinuance. Further, GB will assist BSC in identification of a replacement supplier.

     13.2 Termination. Notwithstanding the provisions of Articles 3.1. and 3.2 above, this Agreement may be terminated in accordance with the following provisions:

            13.2.1 A Party may terminate this Agreement by giving notice in writing to the other Party in the event the other Party is in breach of any material representation, warranty or covenant of this Agreement and shall have failed to cure such breach within * of receipt of written notice thereof from the first Party.

            13.2.2 A Party may terminate this Agreement at any time by giving notice in writing to the other Party, which notice will be effective upon delivery, should the other Party file a petition of any type as to its bankruptcy, be declared bankrupt, become insolvent, make an assignment for the benefit of creditors, go into liquidation or receivership; or

            13.2.3 A Party may terminate this Agreement by giving notice in writing to the other Party should an event of Force Majeure continue for more than * as provided in Article 16.0 below.

     13.3 Rights and Obligations on Termination. Termination of this Agreement will not release either Party from the obligation to make payment of all amounts previously due and payable, or which become due and payable due to termination of this Agreement. In addition:

            13.3.1 Upon expiration or termination of this Agreement or if BSC changes the model mix of, or discontinues, any Products, resulting in the cancellation of Purchase Orders inside the standard lead times, BSC will be responsible for all finished goods inventory, WIP, Product-specific, non-returnable purchased material and any non-cancelable purchase orders outstanding with GB's suppliers. In the event that BSC cancels a Buyer-Managed Purchase Order outside of agreed upon lead-time, BSC and GB will negotiate resulting costs.

14.0 CONFIDENTIAL INFORMATION

     14.1 Treatment of Proprietary Information. Each of GB and BSC (each a "receiving party" agrees to maintain all proprietary information disclosed by the other Party (each a "disclosing party") pursuant to or in the performance of this Agreement ("Proprietary Information") in strict secrecy and confidence, and not to disclose said Proprietary Information to any third party, nor make use of said Proprietary Information for any purpose other than in carrying out its efforts under this Agreement. The receiving party agrees to have its employees sign agreements, or to have an appropriate corporate policy in effect, which requires them to keep confidential any Proprietary Information they learn in their positions at the receiving party; including the Proprietary Information of the disclosing party. The receiving party further agrees that no proprietary information or materials will be supplied to any other corporation, partnership, laboratory, or individuals other than those approved in writing by the disclosing party, with the exception of disclosure to the FDA and similar regulatory agencies of information relative to obtaining regulatory approval.

     14.2 Limited Release. The receiving party is released from the obligations of Article 14.1 to the extent that any of the disclosed Proprietary
          Information: (a) was already part of the public domain at the time of the disclosure by the disclosing party; (b) becomes part of the public domain through no fault of the receiving party (but only after and only to the extent that it is published or otherwise becomes part of the public domain); (c) was in the receiving party's possession prior to the disclosure by the disclosing party and was not acquired, directly, or indirectly, from the disclosing party or from a third party who was under continuing obligation of confidence to the disclosing party; (d) is received (after the disclosure by the disclosing party) by the receiving party from a third party who did not require the receiving party to hold it in confidence and did not acquire it directly or indirectly, from the disclosing party under a continuing obligation of confidence; or (e) is disclosed by the receiving party pursuant to judicial compulsion, provided that the disclosing party is notified at the time such judicial action is initiated. In addition, notwithstanding Article 14.1, only to the extent necessary to carry out the terms of this Agreement, GB may provide proprietary information of BSC to its subcontractors and vendors without BSC's prior approval provided that GB first requires each subcontractor or vendor to sign a confidentiality agreement which requires them to keep confidential such BSC Proprietary Information and not to use it except for the purpose of performing their obligations to GB.

     14.3 Term of Obligation. The obligation of the receiving party to receive and hold information disclosed by the disclosing party in confidence, as required by this Article 14.0, will terminate five (5) years from the date of the disclosure of the information hereunder and will survive the termination or expiration of this Agreement.

     14.4 Disposal upon Termination. Upon the termination or expiration of this Agreement, any samples, sketches, or other proprietary material provided by the disclosing party to the receiving party will be destroyed or returned to the disclosing party, unless and to the extent such materials are necessary to the receiving party to provide continuing support.

     14.5 Public Statements. (a) Neither Party will initiate or make any public announcement or other disclosure concerning any previously non-disclosed terms and conditions or the subject matter of this Agreement, assuming all previously disclosed terms and conditions were disclosed lawfully ("Confidential Information") to any third party without the prior written approval of the other Party. Nothing herein however, precludes a Party from disclosing Confidential Information that the Party is compelled, based on advice of legal counsel, to disclose under an applicable legal requirement, stock exchange rule or similar rule, provided that the Party uses commercially reasonable efforts to provide the other Party with at least five (5) business days but in any event prompt advance written notice thereof and cooperates with the other Party, to the extent the other Party requests, so that such other Party may seek a protective order or other appropriate remedy. If such protective order or other remedy is not available or is not obtained, then the Party required to disclose such Confidential Information will use commercially reasonable efforts to limit the disclosure, furnish only that portion of such Confidential Information that is legally required to be furnished and will cooperate with the other Party to obtain a protective order, agency ruling, or other assurance that Confidential Information will be accorded such confidential treatment to the extent permissible under the applicable legal requirement or rule.

          (b) With regard to any required filing of this Agreement with the Securities and Exchange Commission (the "SEC"), the disclosing Party will seek Confidential Treatment pursuant to Rule 24b-2 of Securities Exchange Act of 1934, as amended , with respect to the Confidential Information. The Party required to disclose such Confidential Information shall give the other Party a reasonable opportunity to review and provide suggestions to limit disclosure of all Confidential Information to be made public.

     14.6 Mutual Non-Disclosure Agreements. The provisions of this Article 14.0 are not intended to replace, supersede, amend or modify all non-disclosure agreements between the Parties, including the Mutual Confidential Disclosure Agreement effective June 20, 2005, and the Mutual Non-Disclosure Agreement effective August 1, 2005, except that the requirements to maintain the confidentiality of Confidential Information under those agreements will continue in full force and effect for 5 years following the expiration or termination of this Agreement.

15.0 INTELLECTUAL PROPERTY

     15.1 Ownership of Product Technology

            15.1.1 All Intellectual Property of GB in existence on the date of this Agreement shall remain the exclusive property of GB (hereinafter "GB Product Technology"). All Intellectual Property of BSC in existence on the date of this Agreement shall remain the exclusive property of BSC (hereinafter "BSC Product Technology"). Nothing in this Agreement will give BSC any license, claim, right, title or interest in any GB Product Technology, nor will it give GB any license, claim, right, title or interest in any BSC Product Technology.

            15.1.2 All inventions, additions and/or improvements relating to the Products or their use in implantable medical devices developed, conceived, or invented solely by GB during the Term is the sole property of GB.

            15.1.3 All inventions, additions and/or improvements relating to the Products or their use in implantable medical devices developed, conceived, or invented solely by BSC during the Term is the sole property of BSC.

            15.1.4 All inventions, additions and/or improvements relating to the Products, their use in implantable medical devices or in respect of either the GB Product Technology or BSC Product Technology developed, conceived, or invented jointly by GB and BSC during the Term will be Joint Intellectual Property ("Joint IP").

            15.1.5 All Joint IP will be jointly owned by the Parties and each Party's joint ownership in the Joint IP will be an equal and undivided interest therein.

            15.1.6 Joint IP is otherwise subject to all of the terms and conditions of this Agreement.

     15.2 This Article 15.0 will survive expiration or termination of this Agreement.

16.0 FORCE MAJEURE

     16.1 "Force Majeure" shall mean storm, earthquake, embargoes, and acts of God, war and/or public enemy that prevents in whole or in material part the performance by a Party of its obligations under this Agreement.

     16.2 Upon giving notice to the other Party, a Party affected by an event of Force Majeure will be released without any liability on its part from the performance of its obligations under this Agreement, except with respect to Product delivered and accepted prior to the date of the event of Force Majeure, the obligations under Article 9.0, Article 10.0, Article 13.1, Article 14.0, and Article 15.0, but only to the extent and only for the period that its performance of such obligations is prevented by the event of Force Majeure.

     16.3 During the period that the performance of a Party of its obligations under this Agreement has been suspended by reason of an event of Force Majeure, the other Party may likewise suspend the performance of all or part of its obligations hereunder to the extent that such suspension is commercially reasonable.

17.0 MISCELLANEOUS

     17.1 Governing Law. This Agreement will be interpreted, construed and governed by and in accordance with the laws of the State of New York. The Parties expressly agree that the United Nations Convention on the International Sale of Goods does not apply to this Agreement on any transaction pursuant hereto.

     17.2 Assignment. Either Party may assign this Agreement to an entity that acquires, directly or indirectly, substantially all of the assets or shares of such Party or merges with it. Except as set forth herein, neither this Agreement nor any rights here under, in whole or in part, will be assignable or otherwise transferable by either Party without the express written consent of the other Party. Subject to the above, this Agreement will be binding upon and inure to the benefit of the successors and assigns to the Parties here to.

     17.3 Integration. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all previous agreements or proposals, oral or written, and all negotiations, conversations or discussions between the Parties related to the subject matter of this Agreement, but excluding any confidentiality agreements between the Parties or their Affiliates which will remain in full force and effect.

     17.4 Survival. All of the representations, warranties, covenants and indemnifications made in this Agreement, and all terms and provisions hereof intended to be observed and performed by the Parties after the termination or expiration of this Agreement, will survive the termination or expiration and continue thereafter in full force and effect, subject to applicable statute of limitations.

     17.5 Amendment; Waiver. This Agreement is not to be released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing signed on behalf of each of the Parties to this Agreement by their duly authorized representatives. The failure of either Party to enforce at any time any of the provisions of this Agreement will not be construed to be a waiver of that provision, nor in any way to affect the validity of this Agreement or any part of it or the right of either Party after any such failure to enforce each and every such provision. No waiver of any breach of this Agreement will be held to be a waiver of any other or subsequent breach.

     17.6 Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement, and become a binding agreement when one or more counterparts have been signed by each Party and delivered to the other Party.

     17.7 Headings. The titles and headings to the Articles herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. This Agreement is to be construed without regard to any presumption or other rule requiring construction hereof against the Party causing this Agreement to be drafted. All references to Articles, Section and Exhibits means Articles and Sections of, and Exhibits to, this Agreement.

     17.8 No Third Party Beneficiaries. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the Parties and their Affiliates, or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     17.9 Notices. Any notice or other communication hereunder must be given in writing and either (a) delivered in person, (b) transmitted by telex, facsimile or telecopy mechanism, provided that any notice so given is also mailed as provided in clause (c), or (c) mailed, postage prepaid, receipt requested as follows:

                If to GB:                         If to BSC:
                9645 Wehrle Drive                 4100 Hamline Avenue North
                Clarence, New York 14031          St. Paul , MN 55112-5798
                Facsimile: 716.759.5664           Facsimile: (sent to the Buyer)
                Attention: President              Attention: President
                CC: General Counsel               CC: General Counsel
          or to such other address or to such other person as either Party designates by such notice to the other Party. Each such notice or other communication will be effective (i) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this Article 17.9 and an appropriate receipt is received, (ii) if given by mail, three (3) days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when actually received at such address.

    17.10 Severability. If any provision of this Agreement is held invalid by a court of competent jurisdiction, the remaining provisions will nonetheless be enforceable according to their terms. Further, if any provision is held to be overbroad as written, that provision will be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and will be enforced as amended.

    17.11 Disputes; Enforceability

           17.11.1 Confidentiality. The Parties agree that a violation of the covenants set forth in Article 14.0 and Article 15.0 of the Agreement will cause damages to the other Party that are significant, material and difficult or impossible to adequately measure and the injured Party will be entitled to seek and obtain injunctive relief compelling compliance in terms of this Agreement.

           17.11.2 Arbitration. Except as set forth in Article 17.11.1 above, all disputes and controversies arising out of or relating to this Agreement or any of the other documents to be delivered hereunder, or the performance, breach, validity, interpretation or enforcement thereof that are not resolved through negotiation, mediation other forms of alternative dispute resolution, will be resolved by binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association (the "Rules"), and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. A Party may initiate arbitration by sending written notice of its intention to arbitrate to the other Party and to the AAA office located in New York, New York (the "Arbitration Notice"). The Arbitration Notice will contain a description of the dispute and the remedy sought. The arbitration will be conducted at the offices of the AAA in New York, New York before an independent and impartial arbitrator experienced in legal matters related to the medical device industry. In no event may the demand for arbitration be made after the date when the initiation of a legal or equitable proceeding based on such claim, dispute or other matter in question would be barred by New York law. The arbitrator will deliver his or her decision in writing, together with the summary of the reasons for the decision, including citations to legal authority to the extent appropriate. The decision of the arbitrator will be final and binding on both Parties and their successors and permitted assignees. The parties agree that, notwithstanding anything to the contrary in this
                    Article 17.11.2, any award made by the arbitrator will be consistent with the terms of this Agreement and that any award will be restricted to a remedy that would be available to a party under this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their authorized representatives.

CARDIAC PACEMAKERS, INC.                    GREATBATCH LTD.



By:    /s/ Helge Batz                   By:    /s/ Susan Campbell
       ------------------------------          ---------------------------------
       HELGE BATZ                              SUSAN CAMPBELL
Title: Director, Materials Management   Title: Sr. Vice President, Medical Power

Date:                                   Date:
       ------------------------------          ---------------------------------

                    EXHIBIT A - LOW AND MEDIUM RATE BATTERIES


1.0 Purchase Requirements: a minimum of * % of BSC's Low and Medium rate battery demand for * devices to be purchased from Seller.

2.0  Lithium Iodine Low Rate Battery Pricing

2.1  Volumes below are based on BSC * Lithium Iodine volume.

                                        *

3.0  *Medium Rate Battery Pricing

                                        *

4.0 Lead Time for GB Low and Medium Rate Batteries is * as of the Effective Date of this Agreement.

5.0  Pricing Adjustments

     5.1 Pricing shown in tables above valid for GB Low and Medium Rate battery models shown in the table below in production as of the Effective Date of this Agreement.

                                        *

     5.2  *

          5.2.1 *.

          5.2.2 *.

     5.3 A price premium will apply for * enclosures, non-standard shapes, and for terminal modification complexity.

     5.4 A price premium will apply for other value added options (e.g., *) requested by BSC.

     5.5 Significant material cost change. The price for any Low or Medium Rate Battery may be adjusted up or down as of the * of each Contract Year during the Term of this Agreement, by mutual consent, if there is a material cost change which has a significant impact to a Product's final cost. Any price modification will be determined * of each year and will be effective for shipments delivered beginning * the following Contract Year.

             5.5.1 In the case of Low and Medium Rate Batteries containing *, if the Reference Price for * below has changed by more than
                    * compared to the Reference Price used for the current Contract Year, a price adjustment (either up or down) will be allowed for those products.

                5.5.1.1 The "Reference Price for *" is based upon the * of each Contract Year.

                5.5.1.2 The Reference Price for * used as the basis to establish 2007 pricing in this Exhibit A of the Agreement is * per Troy Ounce.

             5.5.2 Price adjustment per unit resulting from changes in materials cost

                                        *

6.0 NRE charges for new, custom designed cells will be no more than * per development program.

                         EXHIBIT B - HIGH RATE BATTERIES

1.0  Purchase Requirements, Volumes and Prices.

     1.1  *.

     1.2  *

     1.3  *.

2.0  * Battery Pricing

                                        *

3.0  * High Rate Battery Pricing

                                        *

4.0 Lead Time for GB High Rate Batteries * as of the Effective Date of this Agreement.

5.0  Pricing Adjustments

     5.1 Pricing shown in tables above valid for GB High Rate Battery models shown in the table below in production as of the Effective Date of this Agreement.

                                        *

     5.2  Price adjustment for increased commitment

             5.2.1 Upon receipt of written commitment from BSC to procure no less than * of GB's * batteries * for the remainder of the Term of this Agreement, BSC will receive the following price adjustments for High Rate Batteries:

                    5.2.1.1 *

                    5.2.1.2 *

             5.2.2 Upon receipt of written commitment from BSC to procure no less than * of GB's * batteries * for the remainder of the Term of this Agreement, BSC will receive the following price adjustments for High Rate Batteries:

                    5.2.2.1 *

                    5.2.2.2 *

                    These price adjustments for increased commitment are further described in the flow chart included in Exhibit F of this Agreement.


             5.2.3 All price adjustments will be made for future purchases only. No retroactive price reductions will be allowed.

     5.3 A price premium will apply for * enclosures, non-standard shapes, and for terminal modification complexity.

     5.4 A price premium will apply for other value added options (e.g., *) requested by Buyer.

     5.5  A price premium will apply for each additional * configurations.

6.0 NRE charges for new custom designed cells will be no more than * per development program

     6.1 NRE charges for development of * for application in any of the * models identified in this Exhibit B Article 5.1 will be * per program.

                       EXHIBIT C - WET TANTALUM CAPACITORS

1.0 Purchase Requirements: BSC will purchase GB Wet Tantalum Capacitors for use in BSC's * devices for the minimum annual percentage of BSC hybrids per the pricing table below.

2.0  Wet Tantalum Capacitor Pricing

                                        *

3.0 Lead Time for GB Wet Tantalum Capacitors is * as of the Effective Date of this Agreement.

4.0  Pricing Adjustments

     4.1 Pricing shown in the table above valid for GB Wet Tantalum Capacitor models shown in the table below in production as of the Effective Date of this Agreement.

                                        *

     4.2  Price adjustment for increased commitment

             4.2.1 Upon receipt of written commitment from BSC to * BSC will receive the following price adjustments:

                4.2.1.1 In the case of Wet Tantalum Capacitors, BSC will receive a * to the then current price and * for Wet Tantalum Capacitors purchased in subsequent Contract Years.

             4.2.2  Upon completion of activities defined in this Exhibit C,
                    Article 4.2.1 and * of the GB Wet Tantalum Capacitor specified for the * device, BSC will receive the following price adjustments:

                4.2.2.1 In the case of Wet Tantalum Capacitors, BSC will receive a * to the then-current price and * for Wet Tantalum Capacitors purchased in subsequent Contract Years. These price reductions are in addition to the price reductions defined in Article 4.2.1.1 above.

             4.2.3 Upon completion of activities defined in this Exhibit C, Articles 4.2.1 and 4.2.2 and * of the GB Wet Tantalum Capacitor specified for the * device, BSC will receive the following price adjustments:

                4.2.3.1 In the case of Wet Tantalum Capacitors, BSC will receive a * to the then-current price and * for Wet Tantalum Capacitors purchased in subsequent Contract Years. These price reductions are in addition to the price reductions defined in Articles 4.2.1.1 and
                         4.2.2.1. above.

             4.2.4 Should BSC increase commitments as defined in this Exhibit C Articles 4.2.1, 4.2.2, and 4.2.3 and Exhibit B, Article
                    5.2.1 and 5.2.2, BSC will receive the following additional price reductions:

                4.2.4.1 In the case of Wet Tantalum Capacitors, BSC will receive a * to the then-current price.

                4.2.4.2  In the case of * High Rate Batteries, BSC will receive
                         * for SVO batteries purchased in subsequent Contract Years.

                4.2.4.3 In the case of * High Rate Batteries, BSC will receive a *.

                These price adjustments for increased commitment are further described in the flow chart included in Exhibit F of this Agreement.

             4.2.5 All Price Adjustments will be made on future purchases only. No retroactive price reductions will be provided.

4.3  A price premium will apply for * enclosed designs

4.4  A price premium will apply for * modification complexity

4.5 A price premium will apply for other value added options (e.g., *) requested by Buyer.

4.6 Significant material cost change. The price for any Wet Tantalum Capacitor may be adjusted up or down as of the * of each Contract Year during the Term of this Agreement, by mutual consent, if there is a material cost change which has a significant impact to a Product's final cost. Any price modification will be determined by * of each year and will be effective for shipments delivered beginning * of the following Contract Year.

          4.6.1 In the case of Capacitors containing *, if the Reference Price for * below has changed by more than * compared to Reference Price for * used for the current Contract Year, a price adjustment (either up or down) will be allowed for those products.

                4.6.1.1 The "Reference Price of *" is based upon the * of each Contract Year.

                4.6.1.2 The Reference Price for * used as the basis to establish 2007 prices in this Exhibit C of the Agreement *.

             4.6.2 In the case of Capacitors containing *, if the Reference Price for * below has changed by more than * compared to Reference Price for * used for the current Contract Year, a price adjustment (either up or down) will be allowed for those products.

                4.6.2.1 The "Reference Price for *" is based upon the * of each Contract Year.

                4.6.2.2 The Reference Price for * used as the basis to establish 2007 prices in this Exhibit C of the Agreement is *.

          4.6.3 In the case of Capacitors containing *, if the Reference Price for * below has changed by more than * compared to Reference Price for * used for the current Contract Year, a price adjustment (either up or down) will be allowed for those products.

                4.6.3.1 The "Reference Price for *" is based upon the * of each Contract Year.

                4.6.3.2 The Reference Price for * used as the basis to establish 2007 prices in this Exhibit C of the Agreement is *.

             4.6.4 Price adjustment per unit resulting from change in materials cost

                                        *

5.0 NRE charges for new custom designed capacitors will be no greater than * per development program.

     5.1 NRE charges for Future Program Commitments defined in Article 5.0 above will be rebated * at a rate of * for the *, which ever comes first.

     5.2 NRE charges for a * capacitor development program will be rebated *, which ever comes first.

                             EXHIBIT D - CASE HALVES

1.0 Purchase Requirements: * of BSC's demand for Case Halves will be purchased from GB

2.0  Case Half Pricing

                                        *

3.0  Lead Time for GB Case Halves is * as of the Effective Date of this
     Agreement.

4.0  Pricing Adjustments

     4.1  Annual PPV

             4.1.1 In the case of Case Halves listed in this Exhibit D, Article 2.0, BSC will receive * in the subsequent Contract Years compared to the then-current year's pricing.

     4.2 Significant material cost change. The price for any Case Half may be adjusted up or down as of the * of each Contract Year during the Term of this Agreement, by mutual consent, if there is a material cost change which has a significant impact to a Product's final cost. Any price modification will be determined by * of each year and will be effective for shipments delivered beginning * of the following Contract Year.

             4.2.1 In the case of Case Halves containing *, if the Reference Price for * below has changed by more than * compared to the Reference Price for * used for the current Contract Year, a price adjustment (either up or down) will be allowed for those products.

                4.2.1.1 The "Reference Price for *" is based upon the * of each Contract Year.

                4.2.1.2 The Reference Price for * used as the basis to establish 2007 prices in this Exhibit D of the Agreement is *.

             4.2.2 In the case of Case Halves containing *, if the Reference Price for * below has changed by more than * compared to the Reference Price for * used for the current Contract Year, a price adjustment (either up or down) will be allowed for those products.

                4.2.2.1 The "Reference Price for *" is based upon the * of each Contract Year.

                4.2.2.2 The Reference Price for * used as the basis to establish 2007 pricing in this Exhibit D of the Agreement is *.

                        EXHIBIT E - FILTERED FEEDTHROUGHS






                          Exhibit E intentionally blank

            EXHIBIT F - BATTERY AND CAPACITOR PRICING ADJUSTMENTS FOR
                              INCREASED COMMITMENT

1.0 The flow chart included below provides a visual depiction of paths available for BSC to realize improved pricing as a result if increased business commitment to GB as described in Exhibit B Article 5.2 and Exhibit C Article 4.2.

                                        *







1.1 Pricing adjustments described in the flow chart above will apply only to future purchases after completion of all elements described in the relative Exhibit and Article. No retroactive price adjustments will be allowed.

EXHIBIT G - *

*.

1.0  *

*.

2.0  *

*

     2.1  *

                                        *

     2.2  *

                                        *

3.0  *

*.

                EXHIBIT H - BSC-DESIGNATED THIRD PARTY SUPPLIERS






                          Exhibit H intentionally blank